EXHIBIT 99.1

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pa. 15272 USA
www.ppg.com

News	Contact:
Jack Maurer
412-434-2181 jmaurer@ppg.com

Investors:
Vince Morales
412-434-3740 vmorales@ppg.com
Bankruptcy court issues ruling on Pittsburgh Corning reorganization plan
PITTSBURGH, Dec. 22, 2006 — The United States Bankruptcy Court for the Western District of Pennsylvania issued a decision denying confirmation of the most recent amended plan of reorganization for Pittsburgh Corning Corporation after normal business hours last evening.
Although denying confirmation, the decision viewed favorably many features of the plan. PPG is studying the bankruptcy court’s decision to determine its next steps. These could include plan modifications, reconsideration by the bankruptcy court, and/or appeals.
PPG has owned 50 percent of Pittsburgh Corning since 1937.
About PPG
Pittsburgh-based PPG is a global supplier of coatings, chemicals, optical products, glass and fiber glass. The company employs more than 31,000 people and has 110 manufacturing facilities and equity affiliates in more than 20 countries. Sales in 2005 were $10.2 billion. PPG shares are traded on the New York, Pacific and Philadelphia stock exchanges (symbol: PPG). For more information, visit www.ppg.com.